Exhibit (a)(5)(xxviii)

NEWS RELEASE

DuPont Announces Preliminary Results of Exchange Offer in Connection with IFF Transaction

WILMINGTON, Del., Feb. 1, 2021 – DuPont (NYSE: DD) announced today the preliminary results of its exchange offer in connection with the previously announced separation of its nutrition and biosciences business (the “N&B Business”) and merger of Nutrition & Biosciences, Inc. (“N&B”), a DuPont subsidiary formed to hold the N&B Business, with a subsidiary of International Flavors & Fragrances Inc. (“IFF”) (NYSE: IFF). DuPont intends to accept, subject to proration, shares of DuPont common stock validly tendered in the exchange offer.

The final exchange ratio for the exchange offer was set at 0.7180 shares of N&B common stock for each share of DuPont common stock that is validly tendered and not properly withdrawn and accepted for exchange. Upon completion of the merger of N&B with a subsidiary of IFF, each share of N&B common stock will be converted into one share of IFF common stock. As a result, DuPont stockholders who tendered shares of DuPont common stock in the exchange offer will receive approximately 0.7180 shares of IFF common stock (subject to the receipt of cash in lieu of fractional shares) for each share of DuPont common stock accepted for exchange.

Exchange Offer Preliminary Results

Pursuant to the exchange offer, which expired at one minute after 11:59 p.m., New York City time, on January 29, 2021, and based on a preliminary count by the exchange offer agent, a total of approximately 369,165,753 shares of DuPont common stock were tendered and not properly withdrawn prior to the expiration of the exchange offer, including approximately 80,609,346 shares tendered pursuant to guaranteed delivery procedures.

Based on the preliminary results under the terms of the exchange offer, DuPont will exchange a total of approximately 197,410,113 shares of DuPont common stock in the exchange offer for the 141,740,461 shares of N&B common stock owned by DuPont.

Based on the total number of shares of DuPont common stock reported to be tendered and not properly withdrawn prior to the expiration of the exchange offer, including shares tendered pursuant to guaranteed delivery procedures, the exchange offer was oversubscribed by approximately 171,755,640 shares, resulting in a preliminary proration factor of approximately 52.4563 percent. The preliminary results include an estimated 7,907,187 shares of DuPont common stock tendered by odd-lot stockholders (stockholders who qualified for odd-lot treatment are not subject to proration). Because more than 197,410,113 shares of DuPont common stock were tendered, DuPont will distribute all of the N&B common stock in the exchange offer. As result, there will not be a clean-up spin-off.

DuPont will not be able to determine the final proration factor until after the full expiration of the exchange offer’s guaranteed delivery period at 5:00 p.m., New York City time, on February 2, 2021. DuPont will publicly announce the final results, including the final proration factor, which may be different from today’s preliminary results and preliminary estimate of the proration factor, after they have been determined. Once the final results of the exchange offer are available, and the calculation of the number of shares of N&B common stock received by each stockholder in the exchange offer is determined, IFF’s transfer agent will deliver the appropriate number of shares of IFF common stock, as well as cash in lieu of fractional shares.

For more information about the exchange offer, please visit www.dupontexchangeoffer.com or contact the information agent, Georgeson LLC, at 888-660-8331.

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DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

2/1/21

FOR TRANSACTIONAL INFORMATION RELATED TO TENDERING YOUR SHARES, CONTACT:

Georgeson LLC

Telephone: 888-660-8331

FOR OTHER INQUIRIES, CONTACT:

DuPont Investors:

Leland Weaver

+1 302-999-2477

leland.weaver@dupont.com

DuPont Media:

Dan Turner

+1 302-299-7628

daniel.a.turner@dupont.com

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

About DuPont Nutrition & Biosciences

DuPont Nutrition & Biosciences applies expert science to advance market-driven, healthy and sustainable solutions for the food, beverage, dietary supplement and pharmaceutical industries. We also use cutting-edge biotechnology across a range of markets to advance bio-based solutions to meet the needs of a growing population, while protecting our environment for future generations. We are innovative solvers who help our customers turn challenges into high-value business opportunities. For more information: www.dupontnutritionandhealth.com or www.biosciences.dupont.com.

Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the transaction, the benefits and synergies of the transaction, future opportunities for the combined company and products, the benefits of the proposed organizational and operating model of the combined company and any other statements regarding DuPont’s, IFF’s and N&B’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, (1) the parties’ ability to meet expectations regarding the accounting and tax treatments of the transaction, (2) changes in relevant tax and other laws, (3) the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies that could impact the value of the transaction, (4) risks and costs related to the distribution of Corteva Inc. on June 1, 2019 (the “Corteva Distribution”) and the distribution of Dow Inc. on April 1, 2019 (the “Dow Distribution” and together with the Corteva Distribution the “Previous Distributions”) including indemnification of certain legacy liabilities of E. I. du Pont de Nemours and Company (“Historical EID”), a subsidiary of Corteva, in connection with the Corteva Distribution and potential liability arising from fraudulent conveyance and similar laws in connection with the Previous Distributions, (5) risks and costs related to the performance under and impact of the cost sharing arrangement by and between DuPont, Corteva, Inc. and The Chemours Company related to future eligible PFAS liabilities, (6) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses, (7) uncertainty as to the long-term value of DuPont common stock, (8) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade, (9) inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America and related standards, or on an adjusted basis, (10) the integration of IFF and its Frutarom business and/or N&B being more difficult, time consuming or costly than expected, (11) the failure to achieve expected or targeted future financial and operating performance and results, (12) the possibility that IFF may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction within the expected time frames or at all or to successfully integrate Frutarom and N&B, (13) customer loss and business disruption being greater than expected following the transaction, (14) legislative, regulatory and economic developments; (15) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)), (16) potential litigation relating to the transaction that could be instituted against DuPont, IFF or their respective directors, (17) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction, (18) negative effects of the consummation of the transaction on the market price of DuPont’s and/or IFF’s common stock, (19) risks relating to the value of the IFF shares to be issued in the transaction and uncertainty as to the long-term value of

IFF’s common stock, (20) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, (21) the ability of N&B or IFF to retain and hire key personnel, (26) the risk that N&B and IFF will incur significant indebtedness in connection with the transaction, and the degree to which IFF will be leveraged following completion of the transaction may materially and adversely affect its business, financial condition and results of operations, (23) that N&B may not achieve certain targeted cost and productivity improvements, which could adversely impact its results of operations and financial condition, and (24) other risks to DuPont’s, N&B’s and IFF’s business, operations and results of operations including from: failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including tariffs, trade disputes and retaliatory actions; impairment of goodwill or intangible assets; the availability of and fluctuations in the cost of energy and raw materials; business or supply disruption, including in connection with the Previous Distributions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns, disasters, public health issues, epidemics and pandemics, including COVID-19, or the fear of such events, and the inherent unpredictability, duration and severity of such events, which could result in a significant operational event for DuPont, N&B or IFF, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DuPont’s, N&B’s or IFF’s intellectual property rights;, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the merger, are more fully discussed in the registration statement and proxy statement filed by IFF and the registration statement filed by N&B. While the list of factors presented here is, and the list of factors presented in registration statements filed by each of IFF and N&B in connection with the transaction, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in IFF’s annual report on Form 10-K for the year ended December 31, 2019, DuPont’s annual report on Form 10-K for the year ended December 31, 2019, and each of IFF’s and DuPont’s respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Any other risks associated with the transaction are more fully discussed in the registration statements filed with the SEC. While the list of factors presented here is, and the list of factors presented in the registration statements, as amended, filed by each of IFF or N&B are representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IFF’s, DuPont’s or N&B’s consolidated financial condition, results of operations, credit rating or liquidity. None of IFF, DuPont nor N&B assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information About the Transaction and Where to Find It

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the transaction, N&B has filed a registration statement on Form S-4/S-1 containing a prospectus, dated December 31, 2020, IFF has filed a registration statement on Form S-4 containing a prospectus, dated December 31, 2020 (together, the “registration statements”), and DuPont has filed a Schedule TO with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, DUPONT’S SCHEDULE TO AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE FILINGS AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT N&B, IFF AND DUPONT AND THE TRANSACTION. The registration statements, DuPont’s Schedule TO and other documents relating to the transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. These documents and each of the companies’ other filings with the SEC (when available) can also be obtained free of charge, with respect to DuPont and N&B, upon written request to Georgeson LLC, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or by telephone at 888-660-8331, or, with respect to IFF, upon written request to International Flavors & Fragrances Inc. investor relations at 521 West 57th Street, New York, New York 10019 or by calling (212) 708-7164.

In addition, for any questions about the exchange offer generally you may contact the information agent, Georgeson LLC, at 888-660-8331.

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